Exhibit 23.1

                    CONSENT OF GLAST PHILLIPS & MURRAY, P.C.

         We hereby consent to the use in the prospectus constituting part of the registration statement on Form SB-2 of Commerce Development Corporation, Ltd. of our opinion dated ______________________relating to the fitness and corporate structure of Commerce Development Corporation, Ltd.. We also consent to all references to us in such prospectus including references to us as an expert.


                                              GLAST, PHILLIPS & MURRAY, P.C.

                                             /s/ Glast, Phillips & Murray, P.C.


Houston, Texas
April 21, 2003